Exhibit 99.4

PROXY LIONS GATE ENTERTAINMENT CORP. 250 Howe Street, 20th Floor Vancouver, British Columbia V6C 3R8 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS COMMON SHARES The undersigned holder of common shares (the “Common Shares”) of Lions Gate Entertainment Corp., a British Columbia corporation (“Lions Gate” or the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge and Wayne Levin, and each of them, or in the place of the foregoing, ________________________________ (print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Common Shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the “Special Meeting”), to be held at 2700 Colorado Ave., Santa Monica, CA 90404, on [_______], beginning at [10:00 a.m., local time], or at any continuations, adjournments or postponements thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company. This form of proxy must be completed, dated and signed and returned by mail in the envelope provided for that purpose, by fax to (302) 295-3811 or by Internet to: www.ivselection.com/lionsgate2016 prior to or at the Special Meeting prior to the closing of the polls. If completing by fax, please ensure you fax both sides of this form of proxy. Address Change/Comments (Mark the corresponding box on the reverse side) Fold Here LIONS GATE ENTERTAINMENT CORP. OFFERS SHAREHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY YOUR INTERNET VOTE AUTHORIzES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU HAD RETURNED YOUR PROXY CARD. WE ENCOURAGE YOU TO USE THIS COST EFFECTIVE AND CONVENIENT WAY OF VOTING, 24 HOURS A DAY, 7 DAYS A WEEk. INTERNET VOTING VOTING BY MAIL VOTING BY FAX Visit the Internet voting website at Simply sign and date your proxy card and Simply sign and date your proxy card and fax www.ivselection.com/lionsgate2016. Have this return it in the postage-paid envelope to IVS it to IVS Associates Inc., Attn: Lionsgate Proxy proxy card ready and follow the instructions on OR Associates Inc., Attn: Lionsgate Proxy OR Tabulation at Fax Number (302) 295-3811. your screen. You will incur only your usual Tabulation, 1000 N. West Street, Suite 1200, Please ensure you fax both sides of this form Internet charges. Wilmington, Delaware, 19801. If you are voting of proxy. by Internet, please do not mail your proxy card.

The notice of the Special Meeting, the joint proxy statement/prospectus and this proxy card were first mailed to shareholders on or about [____________].

The Board of Directors of the Company recommends that you vote for each of the following proposals:

Proposal	FOR	AGAINST	ABSTAIN
1(a). Proposal to adopt alterations to the current Notice of Articles of Lions Gate to create and authorize a new class of voting shares entitled "Class A voting shares" (the "Lions Gate voting shares") and a new class of non-voting shares entitled "Class B non-voting shares" (the "Lions Gate non-voting shares") and to remove the Company's currently authorized series of preferred shares.	☐	☐	☐
1(b). Proposal to approve the adoption of amendments to the current Articles of Lions Gate with respect to the special rights and restrictions of the authorized shares, including the Common Shares, the Lions Gate voting shares, the Lions Gate non-voting shares and the preferred shares.	☐	☐	☐
1(c). Proposal to approve the conversion of each Common Share into 0.5 Lions Gate voting shares and 0.5 Lions Gate non-voting shares and the adoption of further alterations to the Notice of Articles of Lions Gate to remove the Common Shares from the Notice of Articles.	☐	☐	☐
1(d). Proposal to approve the adoption of further amendments to the Articles of Lions Gate with respect to changes to remove references to the Lions Gate Common Shares therein.	☐	☐	☐
2. Proposal to approve the issuance of Lions Gate non-voting shares and Lions Gate voting shares to holders of Starz Series A common stock and Starz Series B common stock in connection with the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, the "merger agreement"), by and among Lions Gate, Starz and Orion Arm Acquisition Inc. ("Merger Sub").	☐	☐	☐
3. Proposal to approve the issuance of Lions Gate Common Shares to John C. Malone, Robert R. Bennett and certain of their respective affiliates (the "M-B stockholders"), in connection with the Stock Exchange Agreement, dated as of June 30, 2016, by and between Lions Gate, Merger Sub and the M-B stockholders.	☐	☐	☐
4. Proposal to approve all issuances of Lions Gate securities by Lions Gate, during the five-year period following the receipt of shareholder approval, to Liberty Global plc, Discovery Communications, Inc. and MHR Fund Management, LLC in connection with the exercise of their preemptive rights under the Investor Rights Agreement, dated as of November 10, 2015 and amended as of June 30, 2016, by and among Lions Gate and certain of its stockholders, including Liberty Global plc, Discovery Communications, Inc., MHR Fund Management, LLC and certain of their respective affiliates.	☐	☐	☐
5. Proposal to approve the further amendment of the Articles of Lions Gate to extend indemnities currently provided for in the Articles of Lions Gate in favor of directors and former directors of Lions Gate to also apply to officers and former officers of Lions Gate.	☐	☐	☐
6. Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposals 1(a), 1(b), 1(c), 1(d) or 2, above, if there are insufficient votes at the time of such adjournment to approve such proposals.	☐	☐	☐

Additional information regarding each of the foregoing proposals is included in the joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by Lions Gate and which is available on SEDAR at www.SEDAR.com and on EDGAR (the "Joint Proxy Statement/Prospectus").

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON AMENDMENTS OR VARIATIONS TO THE FOREGOING PROPOSALS AND SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SECURITIES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR ABSTAIN FROM VOTING IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1(a), 1(b), 1(c), 1(d), 2, 3 ,4, 5 AND 6.

The undersigned hereby acknowledges receipt of (i) the Notice of the Special Meeting of Shareholders and (ii) the Joint Proxy Statement/Prospectus.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

Signature ______________________ Signature ______________________ Date__________

Title ______________________ Title ______________________ __________

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.